Exhibit 99

NEWS RELEASE

PGT Reports 2012 First Quarter Results

VENICE, FL, May 2, 2012 - PGT, Inc. (NASDAQ:  PGTI), the leading U.S. manufacturer and supplier of residential impact-resistant windows and doors, announces financial results for the first quarter ended March 31, 2012:

▪	Net sales were $38.1 million, a decrease of $2.5 million, or 6.3%, compared to the first quarter of 2011;

▪	Gross margin was 31.3%, an increase from the first quarter of 2011 adjusted gross margin of 25.6%;

▪	Net loss was $0.7 million compared to a net loss of $5.8 million in the first quarter of 2011, which includes $2.6 million in consolidation charges;

▪	Net loss per diluted share was $0.01 compared to an adjusted net loss per diluted share of $0.06 in the first quarter of 2011; and

▪	EBITDA was $3.3 million compared to Adjusted EBITDA of $1.5 million in the first quarter of 2011.

“After completing the consolidation in 2011, this was our most successful first quarter EBITDA as a percent of sales since the first quarter of 2008,” said PGT’s President and Chief Executive Officer, Rod Hershberger.  “This is the direct result of the incredible efforts of all of our employees and our dealers.  Our sales were down $2.5 million due in part to our decision to withdraw from certain out of state markets and challenging market conditions in Southeast Florida; however, gross margin increased by $1.5 million.”

Mr. Hershberger continued, “Though housing starts increased 29% over the first quarter of 2011, the majority of this increase represents homes at a price point where impact products are not generally installed.  However, increased housing starts, even if they are not houses which have traditionally utilized our products, is a very good sign.  We are confident that, as the employment market and general economic conditions stabilize, housing starts of homes at various price points will increase and drive demand for our products.  In the interim, we will continue to focus on taking market share within the R&R market, improve operationally to drive bottom line success as we have recently and focus our efforts on driving top line sales at various price points to leverage our cost structure.”

Jeff Jackson, PGT’s Executive Vice President and Chief Financial Officer, further commented, “With the 2011 consolidation behind us, our first quarter results reflect the anticipated savings.  We recognized savings of $1.6 million, which is on track to reach our initial estimate of $6.0 - $7.0 million annually.  Also, our EBITDA increased $1.8 million despite lower sales.  Along with the savings from consolidation, this improvement was driven by operational improvements and improved product mix.”

Mr. Jackson continued, “During the quarter, we generated $4.0 million of cash from operations.  Our cash balance increased $3.1 million during the quarter to $14.0 million, and our net debt as of the end of the first quarter was $31.5 million.  Our working capital expressed as a percentage of sales was 9.4%, driven by our improvement in our accounts receivable days outstanding of 7 days.”

Conference Call

As previously announced, PGT will hold a conference call Thursday, May 3, 2012, at 10:30 a.m. eastern time and will simultaneously broadcast it live over the Internet. To participate in the teleconference, please dial into the call a few minutes before the start time:  877-654-5157 (U.S. and Canada) and 914-495-8568 (international). A replay of the call will be available beginning May 3, 2012, at 1:30 p.m. eastern time through May 24, 2012. To access the replay, dial 855-859-2056 (U.S. and Canada) and 404-537-3406 (international) and refer to pass code 70697856.

The webcast will also be available through the Investor Relations section of the PGT, Inc. website, http://www.pgtinc.com.

About PGT

PGT(R) pioneered the U.S. impact-resistant window and door industry and today is the nation's leading manufacturer and supplier of residential impact-resistant windows and doors. Founded in 1980, the company employs approximately 1,000 at its manufacturing, glass laminating and tempering plants in Florida. Utilizing the latest designs and technology, PGT products are ideal for new construction and replacement projects serving the residential, commercial, high-rise and institutional markets. PGT's product line includes a variety of aluminum and vinyl windows and doors. Product brands include WinGuard (R); SpectraGuard (TM); PremierVue (TM); PGT Architectural Systems; and Eze-Breeze(R). PGT Industries is a wholly owned subsidiary of PGT, Inc. (Nasdaq:PGTI).

Forward-Looking Statements

Statements in this news release and the schedules hereto, which are not purely historical facts or which necessarily depend upon future events, including statements about forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Readers are cautioned not to place undue reliance on forward-looking statements.  All forward-looking statements are based upon information available to PGT, Inc. on the date this release was submitted.  PGT, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company’s revenues and operating results being highly dependent on, among other things, the homebuilding industry, aluminum prices, and the economy.  PGT, Inc. may not succeed in addressing these and other risks.  Further information regarding factors that could affect our financial and other results can be found in the risk factors section of PGT, Inc.'s most recent Form 10K annual filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.
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CONTACT: PGT, Inc.
Jeffrey T. Jackson
Executive Vice President and CFO
941-480-2714
jjackson@pgtindustries.com

PGT, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited - in thousands, except per share amounts)

	Three Months Ended
	March 31,	April 2,
	2012	2011

Net sales	$38,100	$40,644
Cost of sales	26,164	32,387
Gross margin	11,936	8,257
Selling, general and administrative expenses	11,708	12,966
Income (loss) from operations	228	(4,709)
Interest expense	858	1,122
Other expense (income)	22	(42)
Loss before income taxes	(652)	(5,789)
Income tax benefit	-	-
Net loss	$(652)	$(5,789)

Basic net loss per common share	$(0.01)	$(0.11)

Diluted net loss per common share	$(0.01)	$(0.11)

Weighted average common shares outstanding:
Basic and Diluted	53,664	53,654

PGT, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2012	2011
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$14,020	$10,940
Accounts receivable, net	14,440	13,830
Inventories	12,319	11,602
Prepaid expenses	835	871
Other current assets	3,337	2,871
Total current assets	44,951	40,114

Property, plant and equipment, net	48,025	48,606
Other intangible assets, net	50,204	51,830
Other assets, net	1,948	2,285
Total assets	$145,128	$142,835

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$15,375	$12,706
Current portion of long-term debt and capital lease obligations	520	50
Total current liabilities	15,895	12,756
Long-term debt and capital lease obligations	45,000	45,500
Deferred income taxes	15,041	15,041
Other liabilities	1,892	2,176
Total liabilities	77,828	75,473

Total shareholders' equity	67,300	67,362
Total liabilities and shareholders' equity	$145,128	$142,835

PGT, INC. AND SUBSIDIARY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO THEIR GAAP EQUIVALENTS
(unaudited - in thousands, except per share amounts)

	Three Months Ended
	March 31,	April 2,
	2012	2011
Reconciliation to Adjusted Net Loss and Adjusted Net Loss per share (1):

Net loss	$(652)	$(5,789)
Reconciling item:
Consolidation (2)	-	2,632
Adjusted net loss	$(652)	$(3,157)

Weighted average shares outstanding:
Diluted (3)	53,664	53,654

Adjusted net loss per share - diluted	$(0.01)	$(0.06)

Reconciliation to EBITDA and Adjusted EBITDA:
Net loss	$(652)	$(5,789)
Reconciling items:
Depreciation and amortization expense	3,137	3,549
Interest expense	858	1,122
EBITDA	3,343	(1,118)
Add:
Consolidation (2)	-	2,632
Adjusted EBITDA	$3,343	$1,514
Adjusted EBITDA as percentage of net sales	8.8%	3.7%

(1) The Company's non-GAAP financial measures were explained in its Form 8-K filed May 2, 2012.

(2) Represents charges related to consolidation actions taken in the first quarter 2011.  These charges relate primarily to employee separation costs and move related expenses.  Of the consolidation charges taken in the first quarter of 2011, $2.1 million was recorded in costs of goods sold and $0.5 million was recorded in selling, general and administrative expenses.

(3) Due to the net losses in the first quarters of 2012 and 2011, the effect of the equity compensation plans is anti-dilutive.